(212) 408-6900







                                 April 17, 1998

American Skandia Life Assurance Corporation
One Corporate Drive
Shelton, Connecticut  06484

      Re: Post-effective Amendment No. 12 to Form N-4 filed by American Skandia Life Assurance Corporation, Depositor, and American Skandia Life Assurance Corporation Variable Account E,
           Registrant
           Registration No.:  33-47976
           Investment Company No.:  811-7260
           Our File No.  74877-00-101

Dear Mesdames and Messrs.:

         You have requested us, as general counsel to American Skandia Life Assurance Corporation ("American Skandia"), to furnish you with this opinion in connection with the above-referenced registration statement by American Skandia, as Depositor, and American Skandia Life Assurance Corporation Variable Account E ("American Skandia Variable Account E") as Registrant, under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, Registration Statement No. 33-47976, Investment Company Act No. 811-7260, (the "Registration Statement") of a certain Variable Annuity Contract (the "Contract") that will be issued by American Skandia through American Skandia Variable Account E. We understand that the above registration is a combination registration with Post-effective Amendment No. 2 on Form S-2 filed by American Skandia Life Assurance Corporation, Registrant, Registration No.:
333-02867.

         We have made such examination of the statutes and authorities, corporate records of American Skandia, and other documents as in our judgment are necessary to form a basis for opinions hereinafter expressed.

         In our examinations, we have assumed to genuineness of all signatures on, and authenticity of, and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of American Skandia and others.

         Based upon the foregoing, we are of the opinion that:

         1. American Skandia is a validly existing corporation under the laws of the State of Connecticut.


American Skandia
Life Assurance Corporation
Page 2



         2      American  Skandia  Variable  Account E is validly  existing as a
                separate   account   pursuant  to  the  laws  of  the  State  of
                Connecticut.

         3.     The form of the  Contract has been duly  authorized  by American
                Skandia, and has been or will be filed in states where it is eligible for approval, and upon issuance in accordance with the laws of such jurisdictions, and with the terms of the Prospectus and the Statement of Additional Information included as part of the Registration Statement, will be valid and binding upon American Skandia.

         We represent that the above-referenced Post-effective Amendment to the Registration Statement does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

         We hereby consent to the use of this opinion as an exhibit to the above-referenced Registration Statement of American Skandia on Form N-4 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and to the reference to our name under the heading "Legal Experts" included in the Registration Statement.


                                                     Very truly  yours,



                                                     WERNER & KENNEDY
                                                  /s/WERNER & KENNEDY


         G:legal/Andrea/FinalN4consentsGALAXY2